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                                                                   EXHIBIT 10.32


THIS PROMISSORY NOTE IS SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A CERTAIN CONFIRMATION OF SUBORDINATION AGREEMENT OF EVEN OR NEAR DATE HEREWITH IN FAVOR OF NOMURA ASSET CAPITAL CORPORATION (the "Subordination Agreement")


                                   PROMISSORY NOTE
                                   ---------------

    $3,884,052.23                                             New York, New York
                                                    Dated as of October 31, 1997


     FOR VALUE RECEIVED, HUDSON HOTEL PROPERTIES CORP., a New York corporation with offices at One Airport Way, Suite 200, Rochester, New York, 14624 ("Borrower") promises to pay to the order of EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("Lender"), at 4735 Spottswood, Suite 201, Memphis, Tennessee or at such other place in the United States of America as may be designated in writing by the holder of this note (this "Note"), the sum of Three Million Eight Hundred Eighty Four Thousand Fifty Two and 23/100 Dollars ($3,884,052.23), together with Interest as hereinafter provided, until the said principal sum shall be fully paid, and to be due and payable as hereinafter provided.

     1. DEFINITIONS. The following terms, as used in this Note, shall have the following meanings, which shall be applicable equally to the singular and the plural of the terms defined:

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which federally insured depository institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

     "EVENT OF DEFAULT" shall mean (i) any failure of Borrower to pay any amounts due and payable pursuant to this Note within five (5) Business Days after the due date thereof, (ii) any default by Borrower under the Senior Indebtedness (as hereinafter defined) which shall entitle Nomura Asset Capital Corporation (together with its successors or assigns, "Senior Lender") to accelerate all principal indebtedness evidenced by the Senior Indebtedness,
(iii) financial difficulties of Borrower or of Guarantor as evidenced by (x) the filing of a voluntary or involuntary petition in bankruptcy or under any chapters of the Bankruptcy Code or under any federal or state statute providing for relief of debtors, (y) the making of an assignment for the benefit of creditors or (z) the appointment of a receiver or trustee for all or a major part of its property or (iv) default under the Security Agreement (as defined herein).

     "MATURITY DATE" shall mean October 31, 1999.

     2.   INTEREST.

     (a) Interest at the rate of ten percent (10%) per annum on the unpaid principal ("Interest") shall be due and payable in arrears on the first day of each month following the date of this Note. Interest after an Event of Default shall accrue at eighteen percent (18%) per year. Borrower shall pay Lender a


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late fee of five percent (5%) of any late payment. Interest accruing under this
Note shall be computed on the basis of a 365-day year for the actual number of days elapsed.

     (b) It is not intended hereby to charge interest at a rate in excess of the maximum legal rate of interest permitted to be charged to Borrower under applicable law, but if, notwithstanding the foregoing, interest in excess of said maximum legal rate shall be paid hereunder, the excess shall be applied by Lender to the payment of the unpaid principal due hereunder.

     3. VOLUNTARY PREPAYMENT. Borrower shall have the right to prepay any unpaid principal or other unpaid sums in connection herewith in whole or in part without penalty or premium. Any such prepayment of unpaid principal shall be accompanied by an amount equal to unpaid Interest to the date of such prepayment on the amount of principal being so prepaid.

     4.   PRINCIPAL PAYMENTS.

     (a) Borrower shall, unless sooner prepaid, pay the principal sum of $2,500,000 on the date one year from the date hereof.

     (b) The remaining balance of principal, plus accrued but unpaid interest, shall be due on the Maturity Date.

     5. GUARANTEE. The payment of principal, interest and any other sums under this Note has been guaranteed by Hudson Hotels Corporation, a New York corporation ("Guarantor") of which Borrower is a wholly-owned subsidiary.

     6. SECURITY. Payment of the amounts due and to become due hereunder has been secured by the pledge of 2,000,000 shares of common stock of Guarantor pursuant to that certain Pledge Agreement of even date herewith (the "Security Agreement") by Borrower and Guarantor in favor of Lender.

     7. ACCELERATION. In the case of the occurrence of any Event of Default under this Note, Lender may, upon giving written notice to Borrower, and in addition to exercising any other available rights or remedies, accelerate all or any part of the principal due hereunder, which shall therewith be immediately due and payable by Borrower, together with Interest accrued to date at the rate specified hereunder, together with all fees and other charges payable by Borrower hereunder.

     8.   WAIVER.

     (a) Borrower and any indorser, sureties and guarantor hereof or hereon hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor and of protest, and agree to remain bound until the unpaid principal, all accrued interest and all other sums payable hereunder are paid in full, notwithstanding any extensions of time for payment which may be granted even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to Lender.

     (b) It is further expressly agreed that any waiver by Lender, other than a waiver in writing signed by Lender, of any term or provision hereof or of any right, remedy or option under this Note shall not be controlling, nor shall it prevent or estop Lender from thereafter enforcing such term, provision, right, remedy or option, and the failure or refusal of Lender to insist in any one or more


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instances upon the strict performance of any of the terms or provisions of this
Note shall not be construed as a waiver or relinquishment for the future of any such term or provision, but the same shall continue in full force and effect, it being understood and agreed that Lender's rights, remedies and options under this Note are and shall be cumulative and are in addition to all other rights, remedies and options of Lender in law or in equity or under any other agreement.

     9. COSTS OF COLLECTION. Borrower shall pay, when such costs are incurred by Lender, all third party costs of collecting any amount which is not paid by Borrower when due pursuant to the terms of this Note, including, without limitation, the attorneys' fees and disbursements of Lender's counsel, which costs may be added to the indebtedness evidenced by this Note and paid promptly on demand.

     10. SUBORDINATION. The term "Senior Indebtedness" shall mean: the principal in an amount not to exceed $35,000,000, plus any premiums, unpaid interest and any other sums, charges or amounts which are or may become due and payable by Guarantor and/or Borrower to Senior Lender, whether outstanding on the date of execution of this Note or thereafter created, incurred, assumed, issued or guaranteed relating to such principal, which indebtedness is, among other things, for all or part of the consideration for the acquisition of certain hotels being transferred from Lender to HH Properties-II, Inc. on even date herewith pursuant to that certain Hotel Asset Purchase Agreement dated July 12, 1997 and executed and delivered by E. Anthony Wilson on August 12, 1997, among Borrower and Lender and any and all deferrals, renewals or extensions of any such indebtedness or obligations.

     This Note, including the principal hereof and Interest hereon, is subordinate and junior in right of payment to the Senior Indebtedness, all as more particularly set forth in the Subordination Agreement. Without limiting anything set forth in the Subordination Agreement, in the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, or arrangement with, or assignment for the benefit of creditors, readjustment of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding-up of, or relating to, Borrower, whether voluntary or involuntary, all such Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal, or Interest or premium, if any, on this Note.

     10. WAIVER OF TRIAL BY JURY. Borrower hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

     11.  MISCELLANEOUS.

     (a) APPLICABLE LAW. Borrower agrees that this Note shall be governed by and construed and enforced in accordance with the procedural and substantive laws of the State of New York. Any legal action or proceeding with respect to this Note may be brought in the courts of the State of New York within Monroe County, or of the United States of America for the Western District of New York, and, by execution and delivery of this Note, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof to Borrower to the address of Borrower specified in the Preamble hereof. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.


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     (b)  AMENDMENT IN WRITING.  No amendment or waiver of any provision of this
Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (c) PARTIAL INVALIDITY. In the event that any provision of this Note or the application thereof to Borrower or any circumstance in any jurisdiction governing this Note shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law then such a provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Note and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to whom it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Note.

     (d) AUTHORITY. Borrower has executed this note with due and proper authority to do so. This Note is valid and enforceable against Borrower and evidences Borrower's lawful indebtedness to Lender.

     IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed as of the date first above written.

ATTEST:                                 HUDSON HOTELS PROPERTIES CORP.


/s/ Alan S. Lockwood                    By:  /s/ Bruce A. Sahs
------------------------------               ----------------------------
Alan S. Lockwood, Secretary                  Bruce A. Sahs, President